 Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF GROUP 1 AUTOMOTIVE, INC.
PURSUANT TO 18 U.S.C. § 1350
     In connection with the accompanying Quarterly Report on Form 10-Q for the three-month period ended September 30, 2007, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Earl J. Hesterberg, Chief Executive Officer of Group 1 Automotive, Inc. (the “Company”), hereby certify that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 8, 2007

/s/ Earl J. Hesterberg
Earl J. Hesterberg
Chief Executive Officer

     A signed original of this written statement required by Section 906 has been provided to Group 1 Automotive, Inc. and will be retained by Group 1 Automotive, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.